                            AMENDMENT NUMBER ONE TO
                      AGREEMENT AND PLAN OF REORGANIZATION


     This Amendment Number One to Agreement and Plan of Reorganization (hereinafter called "Amendment One") is made and entered into as of March 29, 1996, is executed by and between Texas State Bank, McAllen, Texas, a Texas banking association ("Texas State Bank"), Texas Regional Bancshares, Inc., and The Border Bank, Hidalgo, Texas, a Texas banking association ("Border Bank"). This Amendment Number One amends certain provisions of the Agreement and Plan of Reorganization (herein sometimes called the "Original Agreement") dated as of January 9, 1996, by and between Texas State Bank and Border Bank. Except as expressly amended hereby, the Original Agreement remains in full force and effect.

     Subject to the fulfillment of the terms and conditions of the Original Agreement, the undersigned shareholders of Border Bank join into the execution hereof for the limited purposes of (i) consenting to the amendment of the Original Agreement as herein provided, and (ii) agreeing to recommend and vote to approve the transaction as herein modified.


     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:


     1. The first paragraph following "WITNESSETH:" in the preamble to the Agreement is hereby amended in its entirety to hereafter read as follows:

          "This Agreement provides for the merger of Border Bank with and into Texas State Bank, pursuant to the terms of this Agreement and Plan of Reorganization. As a result of the merger, the shareholders of Border Bank will receive an aggregate of $20,500,000.00 in cash (calculated and payable as herein provided). The aggregate consideration shall be exchanged by Texas State Bank for all of the outstanding shares of Border Bank capital stock, and, upon the closing of the transaction, Border Bank will be merged with and into Texas State Bank and Border Bank will cease its separate existence."


     2. Section 1.2 of the Original Agreement is hereby amended to read in its entirety as follows:

          "1.2 CONSIDERATION. Upon consummation of the merger, each share of Border Bank outstanding shall be converted into the right to receive cash consideration as herein provided. The consideration to be paid by Texas

     State Bank shall be $102.50 per share (the "Per Share Consideration") which consideration shall be exchanged for each of the 200,000 outstanding shares of Border Bank, for an aggregate consideration of $20,500,000.00 (the "Total Consideration").

               1.2.1     An amount equal to the Per Share
          Consideration shall be paid by Texas State Bank to each Border Bank shareholder who has not exercised his, her or its dissenters' rights of appraisal upon surrender of such shareholder's share certificate or certificates evidencing shares of Border Bank stock. Such amount shall be payable at the time of Closing to shareholders who have surrendered such share certificates at or prior to the date of Closing, by check made payable to each shareholder and mailed to such shareholder at the shareholder's address as stated on the stock transfer records of Border Bank, or (if an account is designated by such shareholder not less than twenty days prior to the date of Closing) by direct deposit or wire transfer into such account on the date of Closing. Amounts payable to shareholders who surrender their share certificates following the date of Closing shall be paid within ten days following receipt of the shareholder's share certificate. The stock transfer records of Border Bank shall for all purposes be closed as of the Effective Time, and no transfer of record of any of the shares of Border Bank capital stock shall take place thereafter.

               1.2.2 Any amounts that would otherwise have been payable pursuant to section 1.2.1 to any shareholder of Border Bank who has exercised his, her or its dissenters' rights of appraisal pursuant to applicable provisions of law shall be retained by Texas State Bank until such shareholder relinquishes his, her or its right of dissent, at which time the provisions of section 1.2.1 shall apply, except that the date of payment for such shares shall be extended to not less than ten days following the date of relinquishment of such dissenters' rights. In the event that a shareholder of Border Bank validly exercises his, her or its dissenters' rights, and such shareholder does not relinquish such rights (and Texas State Bank does not exercise its right to terminate as herein provided), such shareholder shall be paid the fair value for such shares in accordance with applicable provisions of law.

               1.2.3     Any amounts payable to shareholders who
          surrender their share certificates after the date of Closing shall not bear interest attributable to periods either before or after the date of Closing."


     3. Section 1.3 of the Original Agreement is hereby amended in its entirety to hereafter read as follows:

          "1.3 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be effected on the date the parties select by mutual agreement (the "Closing Date"), which date shall be a date on or prior to June 30, 1996. The Closing shall take place at the offices of Texas State Bank, Kerria Plaza, Suite 301, 3700 N. Tenth Street, McAllen, Texas, on the Closing Date, or at such other place as shall be mutually agreeable. If such Closing shall not have been accomplished on or before June 30, 1996, this Agreement, and the Merger Agreement if executed and delivered prior thereto, shall, at the election of either party hereto by written notice, terminate and be of no further force or effect. Any termination which occurs through no fault of any of the parties to this Agreement or the Merger Agreement shall be without liability to any of the parties hereto or to the Merger Agreement, except for the obligation of Texas State Bank to make certain payments required pursuant to section 5.7 hereof.
     This Agreement and the Merger Agreement may be terminated at any time prior to the Effective Date by the mutual action of the respective Boards of Directors of Border Bank and Texas State Bank."


     4. Section 5.1 of the Original Agreement is hereby amended in its entirety to hereafter read as follows:

          "5.1 STOCKHOLDER APPROVAL BY BORDER BANK. Subsequent to the execution and delivery of this Agreement, the Board of Directors of Border Bank has agreed to cause Border Bank to submit this Agreement (as amended by Amendment Number One to this Agreement) and the Merger Agreement to the stockholders of Border Bank, for their authorization and approval, by written consent or otherwise, in accordance with applicable provisions of law. Subject to the terms and conditions of this Agreement, the Board of Directors of Border Bank has agreed to recommend this Agreement (as amended by Amendment Number One), the Merger Agreement and the transactions contemplated thereby to the Border Bank stockholders."


     5. A new Section 5.8 is hereby added to the Original Agreement, to hereafter read in its entirety as follows:

          "5.8 CERTAIN EXCEPTIONS TO SECTION 5.6. Anything contained herein to the contrary notwithstanding, and regardless of the language in Section 5.6 hereof restricting certain activities of Border Bank prior to the Closing Date, Border Bank is specifically authorized to sell investment securities outside the ordinary course of its business in order to accumulate the balances of Federal Funds Sold specified in
     Section 6.9 hereof as of the Closing Date."


     6. Section 6.1 of the Original Agreement is hereby amended in its entirety to hereafter read as follows:

          "6.1 COMPLIANCE WITH REPRESENTATIONS. The representations and warranties made by Border Bank in this Agreement shall have been true when made and, except as may otherwise be contemplated or permitted herein, shall be true as of the Closing Date (immediately prior to consummation of the Merger and without regard to the effects, if any, of the consummation of the Merger) with the same force and effect as if such representations and warranties were made at and as of the Closing Date (immediately prior to consummation of the Merger and without regard to the effects, if any, of the consummation of the Merger), and Border Bank shall have performed or complied with all covenants and conditions required by this Agreement or the Merger Agreement to be performed or complied with by it prior to or at the Closing. Texas State Bank shall have been furnished with a certificate dated the Closing Date, signed by the President of Border Bank in his capacity as such and dated the Closing Date, and a certificate signed by the Cashier of Border Bank in his capacity as such and dated the Closing Date, to the foregoing effect."


     7. Section 6.3 of the Original Agreement is hereby amended in its entirety to hereafter read as follows:

          "6.3 DISSENTERS. Holders of any of the issued and outstanding shares of Border Bank shall have exercised dissenters' rights of appraisal with respect to the transactions, excluding for these purposes holders of shares who have subsequently abandoned (including abandonment as a result of a failure to comply with applicable procedures) their dissenters' rights of appraisal. Texas State Bank shall have been furnished with a certificate, dated the Closing Date and signed by the President of Border Bank, in his capacity as such, to the effect that no dissenters' rights action or proceeding is pending, or, to the best of his knowledge, threatened, or (if any such proceeding or action is pending or threatened) stating the relevant details of each such action or proceeding."

     8. Section 6.9 of the Original Agreement is hereby amended in its entirety to hereafter read as follows:

          "6.9 NET WORTH AND MINIMUM FEDERAL FUNDS OF BORDER BANK. The net worth of Border Bank, calculated in accordance with generally accepted accounting principles, shall be not less than the sum of $17,300,000 on the date of Closing, immediately prior to consummation of the Merger and without regard to the effects, if any, of (i) the consummation of the Merger on the financial condition of Border Bank; and (ii) the amount of the penalty (not to exceed $238,000) paid to Electronic Data Systems Corporation ("EDS") pursuant to section 7.6(b) of the Agreement for Information Technology Services between EDS and Border Bank dated September 13, 1994 in connection with termination of that Agreement. In addition, Border Bank shall have a minimum balance of Federal Funds Sold of $10,000,000 at the date of Closing. Border Bank shall provide a certification to Texas State Bank on the date of Closing (the receipt of such certification being a condition to Texas State Bank's obligations to close the transaction herein described), that (i) the amount of the net worth of Border Bank, calculated immediately prior to consummation of the Merger in accordance with generally accepted accounting principles, without regard to the effects, if any, of the consummation of the Merger on the financial condition of Border Bank and without regard to the amount of penalty (not to exceed $238,000) paid to EDS as hereinabove described, is not less than $17,300,000, and (ii) that the balance of Federal Funds Sold by Border Bank at such date is not less than $10,000,000."


     9. Section 7.2 of the Original Agreement is hereby deleted in its entirety.


     10. The Agreement of Merger attached as Schedule 1.1 to the Original Agreement shall be amended, prior to the execution thereof, to be expressly consistent with this Amendment Number 1. Without limiting the generality of the foregoing, the second paragraph of Section 11 of said Agreement of Merger is hereby amended to read as follows:

          "Any shareholder of Border Bank shall be entitled to assert statutory dissenters' appraisal rights by following the procedures set forth in Article 5.11, et seq., of the Texas Business Corporation Act, as amended, and other applicable provisions of law. If holders of any of the outstanding shares of Border Bank common stock assert their statutory dissenters' appraisal rights, Texas State Bank shall be entitled, but shall not be obligated, to elect to terminate this Agreement, in which case the merger herein described shall not be consummated."

     10. Any defined terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Original Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                       TEXAS STATE BANK



ATTEST:                                BY: /s/ GLEN E. RONEY
                                           --------------------------------
                                           GLEN E. RONEY,
                                              CHAIRMAN OF THE BOARD
/s/ MARY YARBOROUGH
- -----------------------------------
   Cashier

                                       TEXAS REGIONAL BANCSHARES, INC.



ATTEST:                                BY: /s/ GLEN E. RONEY
                                           --------------------------------
                                           GLEN E. RONEY,
                                              CHAIRMAN OF THE BOARD
/s/ NANCY SCHULTZ
- -----------------------------------
   Secretary

                                       THE BORDER BANK



ATTEST:                                BY: /s/ ELLIOTT BOTTOM
                                           --------------------------------
                                           ELLIOTT BOTTOM,
                                              CHAIRMAN OF THE BOARD
/s/ LEONARD MARES
- -----------------------------------
   Cashier

SHAREHOLDERS OF BORDER BANK:


/s/ ELIOTT BOTTOM                      /s/ BRENT BOTTOM
- ----------------------------------     ---------------------------------
Elliott Bottom                         Brent Bottom
Number of shares: 400.00               Number of shares: 2,501.12



/s/ H. WENDELL HOBBS                   /s/ H. WENDELL HOBBS
- ----------------------------------     ---------------------------------
Printed Name: H. Wendell Hobbs,        Printed Name: H. Wendell Hobbs -
                Trust                           Estate of Elinor P. Hobbs
Number of shares: 6,899.95             Number of shares: 4,899.95



/s/ ROBERT F. BARNES                   /s/ ROBERT F. BARNES, PRES.
- ----------------------------------     ---------------------------------
Printed Name: ROBERT F. BARNES         Printed Name: Sou-Tier, Inc.
Number of shares: 2,889.98             Number of shares: 1,010



/s/ JOSE G. ORTEGON                   /s/ HUGO GUTIERREZ
- ----------------------------------     ---------------------------------
Printed Name: Jose G. Ortegon         Printed Name: Hugo Gutierrez
Number of shares: 980                  Number of shares: 373.30



/s/ ELLIOTT BOTTOM                     /s/ELLIOTT BOTTOM
- ----------------------------------     ---------------------------------
Printed Name: Bottom Interest, Inc.    Printed Name: B A S L, Inc.
Number of shares: 104,600              Number of shares: 12,250.344



/s/ ROBERT DE LA GARZA                 /s/ ROBERT DE LA GARZA
- ----------------------------------     ---------------------------------
Printed Name: Robert De La Garza       Printed Name: Robert De La Garza
Number of shares: 511.20                             or Gilda De La Garza
                                       Number of shares: 305.62